UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 14, 2012

Date of Report

(Date of Earliest Event Reported)

WIZZARD SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

COLORADO	87-0609860
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address of Principal Executive Offices)

(412) 621-0902

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 14, 2012, Wizzard Software Corporation, a Colorado corporation (the “Company”), entered into a Warrant Amendment Agreement (the “Agreement”) with five of the six holders of its Common Stock Purchase Warrants (the “Warrants”).  The Holders collectively hold Warrants to purchase up to 440,268 shares of the Company’s one mill ($0.001) par value common stock.  Under the terms of the Agreement, the parties agreed to reduce the exercise price of the Warrants from $5.16 per share to $3.25 (the “Short-Term Exercise Price”), provided that if the Warrants are not exercised by August 14, 2012 at 8:30AM Eastern Daylight Time, the Short-Term Exercise Price will expire and the exercise price for the Warrants will revert to $5.16 per share.  A copy of the Warrant Amendment Agreement is attached hereto as Exhibit 10 and is incorporated herein by reference. The foregoing description of the Warrant Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit hereto which is incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

None; not applicable.

(b)  Pro forma financial information.

None; not applicable.

(c)  Shell company transactions.

None; not applicable.

(d)  Exhibits.

Exhibit No.

Description

10

Warrant Amendment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZZARD SOFTWARE CORPORATION,

a Colorado corporation

Dated:  8/14/12

By /s/ Christopher J. Spencer

Christopher J. Spencer, President